EXHIBIT 3.19
ARTICLES OF INCORPORATION
or
JAZZ ENTERPRISES INC.
     The undersigned acting pursuant to the Business Corporation Law of Louisiana, adopts the following Articles of Incorporation.
ARTICLE I
The name of the corporation is Jazz Enterprises, Inc.
ARTICLE II
     The purpose of the corporation is to engage in any lawful activity for which corporations may be formed under the Business Corporation Law of Louisiana.
ARTICLE III
     The aggregate number of shares of capital stock which this corporation is authorized to issue is one hundred thousand (100,000) common shares without par value.
ARTICLE IV
     The name and address of the incorporator is:
Paula C. Bradley
4939 Jamestown Avenue Suite 2018
Baton Rouge, LA 70808
THUS DONE AND SIGNED this 10th, day of June 1992.

/S/ Paula C. Bradley
Paula Bradley
Incorporator

ACKNOWLEDGMENT
STATE OF LOUISIANA
PARISH OF EAST BATON ROUGE
BEFORE ME, the undersigned authority, personally came and Appeared:
PAULA C. BRADLEY
     to me known to be the person who signed the foregoing Articles of Incorporation of Jazz Enterprises, Inc. as incorporator, and who being duly sworn, did acknowledge and declare, that he signed said instrument as his free act and deed for the purposes mentioned therein.
     IN WITNESS WHEREOF, the said appearer, witnesses and I have hereunto affixed our hands on this 10th day of June, 1992, at Baton Rouge, Louisiana.

WITNESSES:

/S/ [ILLEGIBLE]	/S/ Paula C. Bradley
Paula C. Bradley
Incorporator

/S/ [ILLEGIBLE]

/S/ [ILLEGIBLE]
NOTARY PUBLIC

INITIAL REPORT
OF
JAZZ ENTERPRISES INC.

TO:	The Secretary of State
Baton Rouge, Louisiana
     Complying with the Business Corporation Law of Louisiana, Jazz Enterprises, Inc. hereby makes its initial report as follows:
The address of the registered office is:
4939 Jamestown Avenue, Suite 201B
Baton Rouge, LA 70808
The name and address of the registered agent is:
Paula C. Bradley
4939 Jamestown Avenue, Suite 201B
Baton Rouge, LA 70808
The name and address of the first director is:
Paula C. Bradley
4939 Jamestown Avenue, Suite 201B
Baton Rouge, LA 70808
Baton Rouge, Louisiana this 10th day of February, 1992.

/S/ Paula C. Bradley
Paula C. Bradley
Incorporator